FOR IMMEDIATE RELEASE

American Realty Capital Properties to Acquire American Realty Capital Trust IV in a Merger Transaction Valued at $3.1 Billion

Acquisition Underscores ARCP’s Deliberate Growth Strategy, Increases Pro Forma Enterprise Value to Approximately $10 Billion by end of Q3 2013

Increases AFFO Earnings Guidance Range for 2014 to $1.19 to $1.25 per Share

Delivers Superior Portfolio Diversification with Combined Portfolio Totaling 2,579 Properties and 45 Million Rentable Sq. Feet

New York, New York, July 2, 2013 - American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) and American Realty Capital Trust IV, Inc. (“ARCT IV”) announced today that they have signed a definitive merger agreement whereby ARCP will acquire all of the outstanding shares of ARCT IV for stock and cash in a transaction valued at approximately $3.1 billion. As a result of this and other previously announced acquisitions, ARCP will own 2,579 single tenant properties net leased to 470 tenants across 29 industries in 48 states. ARCP’s projected pro forma enterprise value will be approximately $10 billion, with annualized rent of more than $527 million, of which 57% will be from investment grade tenants. The merger agreement has been approved by the independent directors of both companies, and is subject to customary closing conditions, including stockholder votes by both companies. The acquisition is expected to close by the end of the third quarter of 2013. Stockholders of record for each company as of July 2, 2013 will be entitled to vote on the proposals related to the merger.

Pursuant to the terms of the merger agreement, each outstanding share of ARCT IV will be converted into a right to receive, at the election of each ARCT IV stockholder, a fixed exchange ratio of 2.05 shares of ARCP common stock, valued at $31.02 based on ARCP’s volume weighted average stock price of $15.13 for the five trading days ended July 1, 2013, subject to adjustment or cash payment at ARCP’s option to establish a guaranteed floor value of $30.62 per share. Alternatively, an ARCT IV stockholder may elect to receive $30.00 per share in cash, limited to the consideration paid with respect 25% of the ARCT IV shares outstanding. The portion of the consideration consisting of ARCP shares will be tax-free for ARCT IV shareholders. ARCP shares issued to ARCT IV stockholders will not be subject to any “lockup.”

As a result in part of this pending acquisition, ARCP has increased its 2014E adjusted funds from operations (“AFFO”) guidance to $1.19 - $1.25 per share, equivalent to approximately 31% growth over 2013E AFFO per share at the midpoint of the respective ranges. This projected AFFO growth rate leads the net lease industry. In addition to the projected impact of the acquisition of ARCT IV, revisions to 2014 guidance include the reduction of outstanding debt as well as refinancing of certain short- and medium-term borrowings to longer term indebtedness in order to maintain financial flexibility and further ARCP’s intention to seek an investment grade corporate credit rating. Further, ARCP will increase its annualized dividend to $0.94 per share, effective upon the earlier to occur of the close of this merger and the close of ARCP’s previously announced merger with CapLease, Inc. The dividend increase will be ARCP’s 7th consecutive quarterly dividend increase.

Commenting on the transaction, ARCP’s Chairman and Chief Executive Officer, Nicholas S. Schorsch, said, “Today’s announced merger solidifies our leadership position in the net lease real estate sector. Less than two years after listing ARCP on NASDAQ, subject to completing this acquisition and the CapLease merger, together with the recently announced portfolio purchase from GE Capital and other organic acquisitions, we will have increased our enterprise value from $250 million in September 2011 to $10 billion, becoming the second largest net lease REIT. More important than sheer growth in size, ARCP over the trailing twelve months has been among the best performing REITs on the exchanges, with total shareholder return of 58% and an increased annualized rental income from less than $25 million to more than $527 million. With this acquisition we continue to further diversify our asset and tenant base and increase our projected 2014 AFFO per share. This acquisition is yet another example of executing our deliberate and focused strategy to: build size in an industry where size matters; improve profitability; increase asset and tenant diversification, thus mitigating risk; focus on constructing a portfolio of properties that produces durable income and potential asset appreciation, while preserving capital investment; provide some inflation and interest rate protection; and give us further cost of capital advantages enabling us to deliver AFFO per share earnings accretion. Our sector-leading 31% 2014 over 2013 projected AFFO growth is further proof of that. In addition, this acquisition allows us to begin evaluating the internalization of our management, further reducing our operating costs and potentially improving our AFFO multiple.”

Michael Weil, ARCP’s President, noted, “Along with our other announced transactions, the addition of ARCT IV’s assets to ARCP’s portfolio results in an exceptionally well diversified real estate pool, with 2,579 properties in 48 states plus Puerto Rico aggregating more than 45 million square feet. On a pro forma basis, our 470 tenants representing 29 distinct industries will generate $527 million of annualized rents, of which 57% will derive from investment grade tenants. The weighted average remaining lease term remains strong at 10 years, near-term lease rollover continues to be modest with 6.6% of our leases maturing through the beginning of 2016, and occupancy remains at 100%. We welcome the ARCT IV shareholders who elect to become ARCP shareholders, and note that their opportunity to participate in durable income-based, growing distributions continues.”

Brian S. Block, ARCP’s Chief Financial Officer, said, “Due to the relative value of our stock offer versus cash consideration, we reasonably expect the acquisition of ARCT IV will be completed primarily through the issuance of ARCP common stock. This will result in growth in projected 2014 AFFO per share, as well as reduced balance sheet leverage. Our revised guidance incorporates the reduced borrowings, as well as our intent to term out the average tenor of our indebtedness to better match fund our liabilities and assets. In addition, we are increasing our annualized per share dividend by $0.03, yet reducing our AFFO payout ratio below 80%, which provides capacity for further dividend increases in 2014, consistent with prior practice.”

ARCP Strategic, Financial and Portfolio Benefits

AFFO Growth: Pro forma combined company AFFO is estimated to grow dramatically by approximately 31% from previously issued guidance for 2013E of $0.91 to $0.95, to updated guidance for 2014E of $1.19 to $1.25.

Enhanced Portfolio Diversification: The pro forma combined company will have greatly enhanced portfolio diversification by increasing the number of distinct corporate credit tenants to 470 (formerly 302 for ARCT IV and 229 for ARCP), number of industries to 29 (formerly 16 for ARCT IV and 27 for ARCP) and 2,579 properties located in 48 states, plus Puerto Rico.

Increased Lease Duration: The pro forma combined company will have 10.0 years of remaining lease duration as of year-end 2013.

Increased Size and Scale: On a combined basis, the merged entities will have an enterprise value of $10.2 billion (assuming the close of previously announced transactions), making the combined company the 2nd largest publicly-traded net lease real estate investment trust (“REIT”), which is expected to further improve the company’s balance sheet flexibility, cost of capital, float and provide other benefits afforded to larger -sized companies.

Operating Synergies and Cost Reduction: $8 million of expected G&A synergies and reduction of costs by eliminating overhead and other non-essential expenses.

ARCT IV Transaction Rationale

Attractive Return to ARCT IV Stockholders: Minimum total return of 31% to ARCT IV stockholders, including a full return of gross invested capital, a 22.5% share premium (assuming the guaranteed floor stock consideration value) and dividends paid since inception, assuming 100% stock election.

Increased Dividend Yield: ARCT IV’s annualized dividend per share is expected to increase by $0.28, or 17%, from $1.65 to ARCP’s annualized dividend per share of $0.94 ($1.93 per share after adjusting for the 2.05x exchange ratio).

Combined Lower Cost of Capital: ARCP’s average cost of debt is priced at a fixed interest rate of 2.45%, which is significantly accretive to overall corporate earnings. Additionally, the potential ability for the shares to trade at a higher AFFO multiple, in line with the peer set, could result in an overall lower cost of equity.

Tax-Free Exchange: The transaction is tax free for ARCT IV stockholders to the extent of ARCP stock received.

ARCP Raises 2014 Earnings Estimates

ARCP has revised 2014 AFFO, which is expected to range from $1.19 to $1.25 per share, an increase of approximately 31% over the previously issued guidance 2013 AFFO per share of $0.93. The AFFO per share estimate for 2014 is based on the following assumptions:

•	Acquisition of investment properties totaling $1.0 billion (70% long-duration and 30% mid-duration), capitalized with 65% equity and 35% debt;

•	Increased duration of outstanding indebtedness by new issuance of long term senior unsecured notes; and,
•	Estimated fully diluted common shares and share equivalents outstanding of 396 million shares and share equivalents.

Transaction Advisors

Citigroup Global Markets Inc. is acting as financial advisor and Duane Morris LLP is acting as special legal counsel to ARCP in connection with the transaction. BofA Merrill Lynch is acting as financial advisor and Weil, Gotshal & Manges LLP is acting as special legal counsel to ARCT IV in connection with the transaction. RCS Capital, the investment banking division of Realty Capital Securities, LLC, is acting as financial advisor and Proskauer Rose LLP is acting as corporate counsel to ARCP and ARCT IV.

Timing and Closing Process

ARCP’s acquisition of ARCT IV is contingent upon the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the merger and the approval by ARCT IV’s stockholders of the merger. A registration statement is expected to be filed in the near future and, following its effectiveness, a joint proxy statement, prospectus and proxy voting card will be mailed to each company’s stockholders. The transaction is expected to close shortly following the receipt of approval from both ARCP’s and ARCT IV’s stockholders. An investor presentation discussing the transaction will be available on ARCP’s website at www.arcpreit.com and on ARCT IV’s website at www.arct-4.com.

Conference Call Details (Tuesday, July 2, 2013 at 11:00 am ET)

Participant Dial-in (USA Toll Free):	1- 888-317-6003
Participant International Dial-in:	1- 412-317-6061
Canada Dial-in (Toll Free):	1- 866-284-3684
ID Code: 6419156

Webinar Link:  http://services.choruscall.com/links/arcp130702.html

Replay (available after the end of the conference through Tuesday, July 10, 2013 at 9:00 am ET)
Dial-in (USA Toll Free):	1-877-344-7529
International Dial-in:	1-412-317-0088
Conference Number: 10030800

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a REIT for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

About ARCT IV

ARCT IV is a publicly registered, non-traded Maryland corporation that qualified as a REIT for tax purposes for the taxable year ended December 31, 2012. Additional information about ARCT IV can be found on its website at www.arct-4.com.

Funds from Operations and Adjusted Funds from Operations

ARCP and ARCT IV consider funds from operations (“FFO”) and AFFO, which is FFO as adjusted to exclude acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in ARCP’s and ARCT IV’s peer groups. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, ARCP and ARCT IV believe that AFFO, by excluding acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, ARCP and ARCT IV believe they are presenting useful information that assists investors and analysts to better assess the sustainability of their operating performance. Further, ARCP and ARCT IV believe AFFO is useful in comparing the sustainability of their operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, ARCP and ARCT IV believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures, such as FFO and AFFO, have limitations in that they do not reflect all of the amounts associated with ARCP’s and ARCT IV’s results of operations that would be reflected in measures determined in accordance with GAAP. These measures should only be used to evaluate ARCP's and ARCT IV's performance in conjunction with corresponding GAAP measures.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, ARCP and ARCT IV expect to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The joint proxy statement/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY ARCP OR ARCT IV WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCP, ARCT IV AND THE PROPOSED TRANSACTION.

Investors and security holders of ARCP and ARCT IV will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by ARCP and ARCT IV with the SEC (if and when then become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP’s website at www.arcpreit.com, and copies of the documents filed by ARCT IV with the SEC are available on ARCT’s website at www.arct-4.com.

Participants in Solicitation

ARCP, ARCT IV, AR Capital, LLC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCP’s and ARCT IV’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on April 30, 2013. Information regarding ARCT IV’s directors and executive officers can be found in ARCT IV’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available on the SEC’s website and from ARCP or ARCT IV, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and ARCT IV’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including FFO and AFFO, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval by ARCP’s stockholders of the issuance of ARCP common stock in connection with the merger and the approval by ARCT IV’s stockholders of the merger; completion of pending and anticipated transactions; market and interest rate volatility; unexpected costs or unexpected liabilities that may arise from the transaction or other transactions, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market or credit conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCP’s and ARCT IV’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCP and ARCT IV disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com Ph: (484-342-3600)	bblock@arlcap.com Ph: (212-415-6500)